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                                                                     EXHIBIT 2.2
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                               VOTING AGREEMENT

                                 BY AND AMONG

                        THE FIRST AMERICAN CORPORATION

                                      AND

                                [____________]

                         Dated as of January 30, 2001


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                               VOTING AGREEMENT

     VOTING AGREEMENT, dated as of January 30, 2001 (this "Agreement"), by and among The First American Corporation, a California corporation ("FACO"), and [__________] (the "Shareholder"). Capitalized terms used, but not otherwise defined, herein shall have the meanings given them in the Merger Agreement (as defined below).

                                  WITNESSETH:

     WHEREAS, concurrently with the execution and delivery of this Agreement, FACO, Rusti Corp., a Delaware corporation and a wholly-owned Subsidiary of FACO ("FACOSUB"), and Credit Management Solutions, Inc., a Delaware corporation (the "Company"), have entered into that certain Agreement and Plan of Merger (the "Merger Agreement") pursuant to which, at the Effective Time, FACOSUB will merge with and into the Company, with the Company continuing as the surviving corporation (the "Merger");

     WHEREAS, as a condition to, and in consideration for, FACO's willingness to enter into the Merger Agreement and to consummate the transactions contemplated thereby, FACO has required that the Shareholder enter into this Agreement; and

     WHEREAS, the Shareholder owns the number of Company Common Shares listed opposite his, her or its signature below (the "Shares").

     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   Agreements.
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          (a)  Voting Agreement.  The Shareholder shall, with respect to any
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meeting of the holders of Company Common Shares (including, without limitation, the Company Shareholders Meeting), however such meeting is called and regardless of whether such meeting is a special or annual meeting of the shareholders of the Company (a "Meeting of Company Shareholders"), or in connection with any written consent of the shareholders of the Company (a "Written Consent"), (A) take such actions as are necessary to vote or cause to be voted all of such Shareholder's Shares in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions reasonably required in furtherance thereof and hereof (collectively, the "Merger Proposal") and (B) not vote or cause or permit to be voted any of such Shareholder's Shares in favor of any Takeover Proposal or any other action or agreement that would in any manner impede, frustrate, prevent or nullify any of the transactions contemplated by the Merger Agreement, including the Merger, or result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which would result in any of the conditions to the Company's or FACO's obligations under the Merger Agreement not being fulfilled.
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          (b)  No Inconsistent Arrangements.  Unless specifically required by
               ----------------------------
court order or by operation of law, in which case the transferee shall agree to be bound hereby, the Shareholder hereby covenants and agrees, severally and not jointly and solely as to himself, herself or itself, that such Shareholder shall not (i) transfer (which term shall include, without limitation, any sale, gift, pledge or other disposition) or consent to any transfer of, any or all of such Shareholder's Shares, or any interest therein if such transfer would result in the Shareholder no longer having the power to vote or cause to be voted such Shareholder's Shares on the Merger Proposal (pursuant to Section 1(a) hereof),
(ii) enter into any contract, option or other agreement or understanding with respect to any such transfer of any or all of such Shareholder's Shares, or any interest therein if the entering into or performance of any such contract, option or other agreement or understanding would result in the Shareholder no longer having the power to vote or cause to be voted such Shareholder's Shares on the Merger Proposal (pursuant to Section 1(a) hereof), (iii) grant any proxy, power-of-attorney or other authorization in or with respect to such Shareholder's Shares, (iv) deposit such Shareholder's Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares, other than pursuant to this Agreement, or (v) take any other action that would in any way restrict, limit or interfere with the performance of such Shareholder's obligations hereunder or the transactions contemplated hereby or by the Merger Agreement.

          (c) No Solicitation.  The Shareholder hereby agrees, in his, her or
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its capacity as a shareholder of the Company, that such Shareholder shall not
(and such Shareholder shall use reasonable efforts to cause his, her or its representatives and agents, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, knowingly encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any Person (other than FACO, any of its affiliates or representatives) concerning any Takeover Proposal.

          (d)  Reasonable Best Efforts. Subject to the terms and conditions of
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this Agreement, each of the parties hereto agrees to use its, her or his best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement.

     2.   Representations and Warranties.
          ------------------------------

          (a) The Shareholder hereby represents and warrants to FACO as follows:

               (i)  Ownership of Securities.  On the date hereof, the
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     Shareholder is the "beneficial owner" (as such term is defined in Rule 13d-
     3 promulgated under the Securities Exchange Act of 1934, as amended) of the Shares as set forth opposite his, her or its signature hereto. The Shareholder has the sole power to vote with respect to the matters set forth in Section 1 hereof, sole power of disposition, sole power of conversion, sole power (if any) to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

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               (ii)  Power; Binding Agreement.  The Shareholder has the power
                     ------------------------
     and authority to enter into and perform all of his, her or its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Shareholder will not violate any agreement to which the Shareholder is a party including, without limitation, any voting agreement, proxy arrangement, pledge agreement, shareholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws, and subject to general equitable principles and to limitations on availability of equitable relief, including specific performance. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Shareholder is a trustee whose consent is required for the execution and delivery of this Agreement or the compliance by the Shareholder with the terms hereof.

               (iii)   No Conflicts. No filing with, and no permit,
                       ------------
     authorization, consent or approval of, any Governmental Entity is required for the execution of this Agreement by the Shareholder and the consummation by the Shareholder of the transactions contemplated hereby, and none of the execution and delivery of this Agreement by the Shareholder, the consummation by the Shareholder of the transactions contemplated hereby or compliance by the Shareholder with any of the provisions hereof shall (A) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Shareholder is a party or by which the Shareholder or any of his, her or its properties or assets may be bound or (B) violate any order, writ, injunction, decree, judgment, order, statute, arbitration award, rule or regulation applicable to the Shareholder or any of his, her or its properties or assets, other than, in each case, any such violations or defaults which, individually or in the aggregate, do not impair the ability of the Shareholder to perform his, her or its obligations hereunder.

          (b) FACO hereby represents and warrants to the Shareholder as follows:

               (i)  Power; Binding Agreement. FACO has the corporate power and
                    ------------------------
     authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by FACO will not violate any agreement to which FACO is a party. This Agreement has been duly and validly executed and delivered by FACO and constitutes a valid and binding agreement of FACO, enforceable against FACO in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws, and subject to general equitable principles and to limitations on availability of equitable relief, including specific performance.

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               (ii)  No Conflicts. No filing with, and no permit, authorization,
                     ------------
     consent or approval of, any Governmental Entity is required for the execution of this Agreement by FACO and the consummation by FACO of the transactions contemplated hereby, and none of the execution and delivery of this Agreement by FACO, the consummation by FACO of the transactions contemplated hereby or compliance by FACO with any of the provisions hereof shall (A) conflict with or result in any breach of any organizational documents applicable to FACO, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any material note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which FACO is a party or by which FACO or any of its properties or assets may be bound or (C) violate any order, writ, injunction, decree, judgment, order, statute, arbitration award, rule or regulation applicable to FACO or any of its properties or assets, other than, in each case, any such violations or defaults which, individually or in the aggregate, do not impair the ability of FACO to perform its obligations hereunder.

     3.   Stop Transfer.  The Shareholder shall not request that the Company
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register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Shareholder's Shares, unless such transfer is made in compliance with this Agreement. In the event of any dividend or distribution, or any change in the capital structure of the Company by reason of any non-cash dividend, split-up, recapitalization, combination, exchange of securities or the like, the term "Shares" shall refer to and include the Shareholder's Shares as well as all such dividends and distributions of securities and any securities into which or for which any or all such Shares may be changed, exchanged or converted.

     4.   Termination. This Agreement and the covenants, representations and
          -----------
warranties and agreements contained herein or granted pursuant hereto shall terminate upon the earlier to occur of (i) the termination of the Merger Agreement in accordance with its terms or (ii) the consummation of the transactions contemplated by the Merger Agreement.

     5.  Fiduciary Duties.  The Shareholder is signing this Agreement solely in
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his, her or its capacity as an owner of his, her or its Shares, and nothing herein shall prohibit, prevent or preclude such Shareholder from taking or not taking any action in such Shareholder's capacity as a director of the Company (or as an officer of the Company acting solely at the direction of the Board of Directors of the Company), to the extent permitted by the Merger Agreement.

     6.   Miscellaneous.
          -------------

          (a)  Specific Performance.  Each party hereto recognizes and agrees
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that if for any reason any of the provisions of this Agreement are not performed by any other party in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused to non-breaching parties for which money damages would not be an adequate remedy. Accordingly, the parties agree that, in addition to any other available remedies,

                                      -4-
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the non-breaching party shall be entitled to seek an injunction restraining any violation or threatened violation of the provisions of this Agreement.

          (b)  Severability.  Any term or provision of this Agreement which is
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invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. Without limiting the foregoing, with respect to any provision of this Agreement, if it is determined by a court of competent jurisdiction to be excessive as to duration or scope, it is the parties' intention that such provision nevertheless be enforced to the fullest extent which it may be enforced.

          (c)  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
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IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS
THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

          (d)  Entire Agreement. This Agreement constitutes the entire agreement
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among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

          (e)  Notices. All notices, requests, claims, demands and other
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communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile (which is confirmed), or by registered or certified mail (postage prepaid, return receipt requested):

if to the Shareholder, to:

          _____________________
          _____________________
          _____________________
          Facsimile: __________


with a copy to:

          _____________________
          _____________________
          _____________________
          Facsimile: __________


if to FACO, to:

          The First American Corporation
          1 First American Way
          Santa Ana, California  92707

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          Attention: President
          Facsimile: 714-800-3490


with a copy to:

          White & Case LLP
          633 West Fifth Street, Suite 1900
          Los Angeles, California 90071
          Attention: Neil W. Rust
          Facsimile: 213-687-0758

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

          (f)  Descriptive Headings; Interpretation. The descriptive headings
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herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          (g)  Assignment; Binding Agreement. Neither this Agreement nor any of
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the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto.

          (h)  Amendment; Modification and Waiver. This Agreement may not be
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amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of the party hereto against whom such amendment, modification or waiver is sought to be entered.

          (i)  Counterparts. This Agreement may be executed in two or more
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counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.




                           [INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, FACO has caused its corporate name to be hereunto subscribed by its officer thereunto duly authorized and the Shareholder has signed this Agreement, all as of the day and year first above written.

                              THE FIRST AMERICAN CORPORATION


                              By: ____________________________
                              Name:
                              Title:




Shares: [_________]           _______________________________

                              [________________]